As filed with the Securities and Exchange Commission on August 15, 1996.

                                    Registration No. 33-
_______________________________________________________________________________
_______________________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-8

                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933

                          BARRA, INC.
     (Exact name of registrant as specified in its charter)

               California                            94-2993326
      (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation or organization)
 1995 University Avenue, Suite 400, Berkeley, California  94704
            (Address of Principal Executive Offices)

               1996 EMPLOYEE STOCK PURCHASE PLAN
                   (Full title of the plans)

                        James D. Kirsner
                    Chief Financial Officer
                          BARRA, Inc.
  1995 University Avenue, Suite 400, Berkeley, California 94704
            (Name and address of agent for service)
                         (510) 548-5442
 (Telephone number, including area code, of agent for service)
                            Copy to:
                   Maria Louisa Hekker, Esq.
                      Chief Legal Officer
                          BARRA, Inc.
  1995 University Avenue, Suite 400, Berkeley, California 94704
                         (415) 548-5442

                CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
_______________________________________________________________________________
                                       Proposed     Proposed
                                       Maximum      Maximum
      Title of                         Offering    Aggregate        Amount of
Securities to         Amount to be    Price Per     Offering      Registration
be Registered          Registered      Share *       Price            Fee
_______________      _____________    _________    __________     ____________

Common Stock,          750,000         $[22.75]   $[17,062,500]   $[5,833.62]
no par value            shares
_______________________________________________________________________________
_______________________________________________________________________________

* Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) on the basis of the average high and low prices for the Common Stock on August 13, 1996, as reported on the NASDAQ National Market System.

                            PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  This Registration Statement covers shares of Common Stock of
BARRA, Inc. (the "Registrant") that have been authorized for issuance pursuant to the Registrant's 1996 Employee Stock Purchase Plan, as amended.

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

  There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

  (a) The Registrant's Annual Report filed on Form 10-K for the fiscal year ended March 31, 1996.

  (b) The Registrant's Current Form 8-K filed on April 26, 1996, as amended by Registrant's Amendment No.1 filed on Form 8-K/A on July 3, 1996, and by Registrant's Amendment No.2 and Final Amendment filed on Form 8-K/A on August 8, 1996.

  (c) The Registrant's Quarterly Report filed on Form 10-Q for the quarterly period ended June 30, 1996.

  (d) The description of the Registrant's Common Stock, no par value, contained in the Registrant's Registration Statement on Form 8-A, dated November 6, 1991, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Sections 204 (a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors and officers against certain liabilities and to eliminate their liability to the corporation except in certain circumstances. The Registrant's Bylaws provide that the Registrant will indemnify its directors, officers, employees and other agents to the fullest extent permitted by California law. The Registrant is also empowered under its Bylaws to purchase insurance on behalf of any person whom it is required or permitted to indemnify, and it currently carries such liability insurance for the benefit of its directors and executive officers.

  In addition, the Registrant's Restated Articles of
Incorporation contain a provision limiting the liability of the Registrant's directors for monetary damages for breach of the director's duty of care to the Registrant and its shareholders to the fullest extent permitted by California law. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Moreover, under California law each director is subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interest of the Company or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant, for improper distributions to shareholders, and for loans to officers and directors. The Registrant has entered into agreements with its directors and officers indemnifying them against losses they may incur in legal proceeding arising from their service to the Company

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.     EXHIBITS.

 4.1   Amended and Restated Articles of Incorporation of the Registrant.*

 4.2   Bylaws of the Registrant, as amended.**

 4.3   1996 Employee Stock Purchase Plan, as amended.

 4.4   Form of Stock Purchase Agreement

 4.5   Form of Officers' Stock Purchase Agreement

 5.0   Opinion of Maria Louisa Hekker, Esq., General Counsel of the
       Registrant.

23.1   Consent of Deloitte & Touche LLP.

- ---------------------
* Incorporated by reference to an exhibit of corresponding number to Registrant's S-8 Registration Statement (No. 33-65558).

** Incorporated by reference to Exhibit Number 3.1 to Registrant's Form 10-Q Quarterly Report for the quarterly period ended June 30, 1996.

23.2 Consent of Maria Louisa Hekker, Esq., General Counsel of the Registrant. Reference is made to Exhibit 5.

24.0   Power of Attorney.  Reference is made to Page II-6.

ITEM 9. UNDERTAKINGS

  The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered ( if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on this 15th day of August, 1996.

                              BARRA, INC.


                              By: /s/ Andrew Rudd
                                  ----------------------------------------
                                  Andrew Rudd
                                  Chairman and Chief Executive
                                  Officer


                       POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Rudd and James D. Kirsner, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney expires on August 14, 1997.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                 Title                         Date
- ---------                 -----                         ----

/s/ Andrew Rudd           Chief Executive               August  12, 1996
- ----------------------    Officer, Chairman
Andrew Rudd               of the Board and
                          Director (Principal
                          Executive Officer)


/s/ James D. Kirsner      Chief Financial               August  12, 1996
- ----------------------    Officer
James D. Kirsner          (Principal Financial
                          and Accounting
                          Officer)


/s/ Ronald J. Lanstein    Director and                  August  12, 1996
- ----------------------    Vice Chairman
Ronald J. Lanstein


/s/ A. George Battle      Director                      August  12, 1996
- ----------------------
A. George Battle


/s/ John F. Casey         Director                      August  12, 1996
- ----------------------
John F. Casey


/s/ M. Blair Hull         Director                      August  12, 1996
- ----------------------
M. Blair Hull


/s/ Norman J. Laboe       Director                      August  12, 1996
- ----------------------
Norman J. Laboe

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                                  EXHIBIT INDEX

Exhibit                                                  Sequential
Number                   Exhibit Description            Page Number
- --------                 -------------------            -----------

  4.1     Restated Articles of Incorporation of              N/A
          the Registrant.*

  4.2     Bylaws of the Registrant, as amended.**            N/A

  4.3     1996 Employee Stock Purchase Plan,                II-9
          as amended

  4.4     Form of Stock Purchase Agreement                  II-19

  4.5     Form of Officers' Stock Purchase Agreement        II-21

  5.0     Opinion of Maria Louisa Hekker, Esq.,             II-23
          General Counsel of the Registrant.

 23.1     Consent of Deloitte & Touche LLP.                 II-24

 23.2     Consent of Maria Louisa Hekker, Esq.,             II-23
          General Counsel of the Registrant.
          Reference is made to Exhibit 5.

 24.0     Power of Attorney.  Reference is made              II-6
          to Page II-6.

- ---------------
* Incorporated by reference to an exhibit of corresponding number to Registrant's S-8 Registration Statement (No. 33-65558).
** Incorporated by reference to Exhibit Number 3.1 to Registrant's Form 10-Q
   Quarterly Report for the quarterly period ended June 30, 1996.